                                                                     EXHIBIT 4.9




                     ==================================

                        FIRST SUPPLEMENTAL INDENTURE

                                   between

                            SUNTRUST BANKS, INC.

                                     and

                     THE FIRST NATIONAL BANK OF CHICAGO

                        Dated as of __________, 1997

                     ==================================

                              TABLE OF CONTENTS
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                                                            ARTICLE I
                                                           DEFINITIONS

         SECTION 1.1.     Definition of Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

                                                            ARTICLE II
                                          GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

         SECTION 2.1.     Designation and Principal Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         SECTION 2.2.     Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         SECTION 2.4.     Global Debenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         SECTION 2.5.     Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

                                                           ARTICLE III
                                                   REDEMPTION OF THE DEBENTURES

         SECTION 3.1.     Tax Event or Capital Treatment Event Redemption . . . . . . . . . . . . . . . . . . . . . .  10
         SECTION 3.2.     Optional Redemption by Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 3.3.     No Sinking Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

                                                            ARTICLE IV
                                               EXTENSION OF INTEREST PAYMENT PERIOD

         SECTION 4.1.     Extension of Interest Payment Period  . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 4.2.     Notice of Extension . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

                                                            ARTICLE V
                                                             EXPENSES

         SECTION 5.1.     Payment of Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 5.2.     Payment Upon Resignation or Removal . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                                                            ARTICLE VI
                                                        FORM OF DEBENTURE

         SECTION 6.1.     Form of Debenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                                                           ARTICLE VII
                                                   ORIGINAL ISSUE OF DEBENTURES

         SECTION 7.1.     Original Issue of Debentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                                                           ARTICLE VIII
                                                            COVENANTS

         SECTION 8.1.     Limitation on Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 8.2.     Covenants as to the Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

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                                                            ARTICLE IX
                                                          MISCELLANEOUS
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         SECTION 9.1.     Ratification of Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         SECTION 9.2.     Acknowledgement of Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         SECTION 9.3.     Direction of Proceedings and Waiver of Defaults by Majority of Holders  . . . . . . . . . .  16
         SECTION 9.4.     Debt Trustee Not Responsible for Recitals . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 9.5.     Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 9.6.     Separability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 9.7.     Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17


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                                      ii

                 FIRST SUPPLEMENTAL INDENTURE, dated as of __________, 1997 (the "First Supplemental Indenture"), between SunTrust Banks, Inc., a Georgia corporation (the "Company"), and The First National Bank of Chicago, as trustee (the "Debt Trustee"), under the Indenture dated as of __________, 1997 between the Company and the Debt Trustee (the "Indenture").

                 WHEREAS, the Company executed and delivered the Indenture to the Debt Trustee to provide for the future issuance of the Company's unsecured subordinated debt securities to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

                 WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Debt Securities to be known as its Floating Rate Junior Subordinated Deferrable Interest Debentures, Series A, due __________, 20__ (the "Debentures"), the form and substance of such Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture;

                 WHEREAS, SunTrust Capital I, a Delaware statutory business trust (the "Trust"), has offered to the public $__________ aggregate liquidation amount of its Floating Rate Preferred Securities, Series A (the "Preferred Securities"), representing beneficial ownership interests in the assets of the Trust, and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of $__________ aggregate liquidation amount of its Common Securities; and

                 WHEREAS, the Company has requested that the Debt Trustee execute and deliver this First Supplemental Indenture pursuant to Sections 2.03 and 9.01 of the Indenture and all requirements necessary to make this First Supplemental Indenture a valid and binding instrument in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Debt Trustee, the valid and binding obligations of the Company, have been performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects:

                 NOW THEREFORE, in consideration of the purchase of the Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Debentures and the additional terms, provisions and conditions thereof, the Company covenants and agrees with the Debt Trustee as follows:

                                   ARTICLE I
                                  DEFINITIONS

SECTION 1.1               Definition of Terms.

                 Unless the context otherwise requires:

                 (a) a term defined in the Indenture has the same meaning when used in this First Supplemental Indenture;

                 (b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

                 (c)      the singular includes the plural and vice versa;

                 (d) a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture;

                 (e) headings are for convenience of reference only and do not affect interpretation;

                 (f) the following terms have the meanings given to them in the Declaration: Business Day; Clearing Agency; Common Securities; Delaware Trustee; Direct Action; Distribution; Institutional Trustee Account; Preferred Securities; Preferred Securities Guarantee; Preferred Security Certificate; Regular Trustees; and Underwriting Agreement;

                 (g) the following terms have the meanings given to them in this Section 1.1(g):

                 "3-Month LIBOR" shall have the meaning set forth in Section 2.5(b).

                 "90 Day Period" shall have the meaning set forth in Section 2.5(f).

                 "Additional Sums" shall have the meaning set forth in Section 2.5(f).

                 "Calculation Agent" shall have the meaning set forth in
Section 2.5(b).

                 "Capital Treatment Event" means the reasonable determination by the Company that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the





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

date of issuance of the Preferred Securities under the Declaration, there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the liquidation amount of the Preferred Securities as "Tier I Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company.

                 "Compounded Interest" shall have the meaning set forth in
Section 4.1.

                 "Debentures" shall have the meaning set forth in the preamble of this First Supplemental Indenture.

                 "Declaration" means the Amended and Restated Declaration of Trust of the Trust, dated as of __________, 1997, as amended from time to time.

                 "Deferred Interest" shall have the meaning set forth in
Section 4.1.

                 "Depositary", with respect to the Debentures, means The Depository Trust Company or such other successor Clearing Agency for the Preferred Securities.

                 "Determination Date" shall have the meaning set forth in
Section 2.5(b)(i).

                 "Dissolution Event" means the liquidation of the Trust pursuant to the Declaration and the distribution of the Debentures held by the Institutional Trustee to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Declaration.

                 "Extension Period" shall have the meaning set forth in
Section 4.1.

                 "Global Debenture" shall have the meaning set forth in
Section 2.4(a)(i).

                 "Index Maturity" shall have the meaning set forth in Section 2.5(b)(i).

                 "Interest Payment Date" shall have the meaning set forth in
Section 2.5(e).

                 "Interest Period" shall have the meaning set forth in Section 2.5(b).

                 "Interest Rate" shall have the meaning set forth in Section 2.5(b).





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


                 "Like Amount" means (i) with respect to a redemption of the Trust Securities, Trust Securities having a liquidation amount equal to the principal amount of Debentures to be paid in accordance with their terms and
(ii) with respect to a distribution of Debentures upon the liquidation of the Trust, Debentures having a principal amount equal to the liquidation amount of the Trust Securities of the holder thereof to whom Debentures are distributed.

                 "Market Day" shall have the meaning set forth in Section 2.5
(b).

                 "Maturity Date" shall mean __________, 20__.

                 "Non Book-Entry Preferred Securities" shall have the meaning set forth in Section 2.4(a)(ii).

                 "Other Guarantees" means all guarantees issued or to be issued by the Company with respect to capital securities (if any) and issued to other trusts to be established by the Company (if any), in each case similar to the Trust.

                 "Redemption Price" shall mean, with respect to any redemption of the Debentures pursuant to Article III hereof, an amount in cash equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon, including Compounded Interest and Additional Sums, if any, to the date of such redemption.

                 "Reference Banks" shall have the meaning set forth in Section 2.5(b)(ii).

                 "Reuters Screen LIBO Page" shall have the meaning set forth in
Section 2.5(b)(ii).

                 "Securities Registrar" shall have the meaning set forth in
Section 2.3.

                 "Tax Event" means the receipt by the Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Preferred Securities under the Declaration, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on





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

the Debentures, (ii) interest payable by the Company on the Debentures is not, or within 90 days of such opinion, will not be, deductible by the Company, in whole or in part, for United States Federal income tax purposes or (iii) the Trust is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

                 "Telerate Page 3750" shall have the meaning set forth in
Section 2.5(b)(i).

                 "Trust" shall have the meaning set forth in the preamble of this First Supplemental Indenture.

                 "Trust Securities" shall mean the Preferred Securities and the Common Securities, collectively.


                                  ARTICLE II
                GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

SECTION 2.1      Designation and Principal Amount.

                 There is hereby authorized a series of Debt Securities designated the "Floating Rate Junior Subordinated Deferrable Interest Debentures, Series A, due __________, 20__", limited in aggregate principal amount to $__________, which amount shall be as set forth in any written order of the Company for the authentication and delivery of Debentures pursuant to
Section 2.05 of the Indenture.

SECTION 2.2      Maturity.

                 The Maturity Date (which shall constitute the Stated Maturity of the Debentures for purposes of the Indenture) shall be the date on which the Debentures mature and on which the principal thereof shall be due and payable together with all accrued and unpaid interest thereon (including Compounded Interest and Additional Sums, if any).

SECTION 2.3      Form and Payment.

                 Except as provided in Section 2.4, the Debentures shall be issued in fully registered certificated form without interest coupons. Principal of, premium, if any, and interest on (including Compounded Interest and Additional Sums, if any) the Debentures issued in certificated form will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for Debentures bearing identical terms and provisions at the office or agency of the Company maintained for such purpose as set forth in the Indenture; provided, however, that payment of interest with respect to Debentures (other than a

Global Debenture) may be made at the option of the Company (i) by check mailed to the Holder at such address as shall appear in the Security Register or (ii) by transfer to an account maintained by the Person entitled thereto, provided that proper transfer instructions have been received in writing by the relevant record date. The Company selects each of New York, New York and Chicago, Illinois as a place of payment where the principal of (and premium, if any) and interest on the Debentures are payable as specified in accordance herewith, and hereby appoints The First National Bank of Chicago, the Debt Trustee, as registrar for the Debentures (the "Security Registrar"). Notwithstanding the foregoing, so long as the Holder of any Debentures is the Institutional Trustee, the payment of the principal of, premium, if any, and interest (including Compounded Interest and Additional Sums, if any) on such Debentures held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institutional Trustee.

SECTION 2.4      Global Debenture.

                 (a)      In connection with a Dissolution Event,

                          (i) the Debentures in certificated form may be presented to the Debt Trustee by the Institutional Trustee in exchange for a global Debenture in an aggregate principal amount equal to the aggregate principal amount of all outstanding Debentures (a "Global Debenture"), to be registered in the name of the Depositary, or its nominee, and delivered by the Debt Trustee to or upon the order of the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees. The Company upon any such presentation shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Debt Trustee for authentication and delivery in accordance with the Indenture.
         Payments on the Debentures issued as a Global Debenture will be made to the Depositary; and

                          (ii) if any Preferred Securities are held in non book-entry certificated form, the Debentures in certificated form may be presented to the Debt Trustee by the Institutional Trustee and any Preferred Security Certificate which represents Preferred Securities other than Preferred Securities held by the Clearing Agency or its nominee ("Non Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Debentures presented to the Debt Trustee by the Institutional Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security Certificates are presented to the Security Registrar for transfer or reissuance at which time such Preferred Security Certificates will be cancelled and a Debenture, registered in the name of the holder of the





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

         Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security Certificate cancelled, will be executed by the Company and delivered to the Debt Trustee for authentication and delivery in accordance with the Indenture. Upon the issuance of such Debentures, Debentures with an equivalent aggregate principal amount that were presented by the Institutional Trustee to the Debt Trustee will be deemed to have been cancelled.

                 (b) A Global Debenture may be transferred, in whole but not in part, only to another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

SECTION 2.5      Interest.

                 (a) Each Debenture will bear interest at the Interest Rate (as defined below) from __________, 1997 until the principal thereof becomes due and payable, and on any overdue principal at the Interest Rate and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Interest Rate, compounded quarterly, payable (subject to the provisions of Article IV) quarterly in arrears on the first day of __________, __________, __________ and ___________
of each year commencing on __________ 1, 1997, to the Person in whose name such Debenture or any predecessor Debenture is registered, at the close of business on the regular record date for such interest installment, which, in respect of any Debentures of which the Institutional Trustee is the Holder or in the case of a Global Debenture, shall be the close of business on the Business Day next preceding that Interest Payment Date (as defined below). Notwithstanding the foregoing sentence, if the Debentures are no longer in book-entry only form, except if the Debentures are held by the Institutional Trustee, the record dates shall be the __________ 15, __________ 15, __________ 15 and __________
15 prior to the applicable Interest Payment Date.

                 (b) The interest rate in respect of the Debentures applicable during an Interest Period will be the sum of (i) a floating rate per annum determined by reference to 3-Month LIBOR, determined as described below, plus (ii) a margin of __________% (such sum, the "Interest Rate"). "3-Month LIBOR" means the London, England interbank offered rate for three month U.S. dollar deposits and with respect to any Interest Period will be calculated by The First National Bank of Chicago, as calculation agent (the "Calculation Agent"), as follows:





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                 (i)    On the second Market Day (as defined below) preceding
         the commencement of such Interest Period (each, a "Determination Date"), 3-Month LIBOR will be determined on the basis of the offered rate for deposits of not less than U.S. $1,000,000 for a period of three months (the "Index Maturity"), commencing on the second Market Day immediately preceding the commencement of such Interest Period, which appears on the display designated as Page 3750 on the Dow Jones Telerate Service (or such other pages as may replace Page 3750 on that service for the purpose of displaying London, England interbank offered rates of major banks) ("Telerate Page 3750") as of 11:00 a.m., London, England time on said Determination Date. If no such offered rate appears, 3-Month LIBOR with respect to such Interest Period will be determined as described in (ii) below.

                 (ii) With respect to a Determination Date on which no such offered rate appears on Telerate Page 3750 as described in (i) above, 3-Month LIBOR shall be the arithmetic mean, expressed as a percentage, of the offered rates (unless by its terms such display provides for only a single rate, in which case a single rate shall be used) for deposits in U.S. dollars for the Index Maturity that appears on the display designated as "LIBO" on the Reuters Monitor Money Market Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London, England interbank offered rates of major banks) ("Reuters Screen LIBO Page") as of 11:00 a.m., London, England time, on such date. If, in turn, at least two such rates are not displayed on the Reuters Screen LIBO Page at such time (unless, as aforesaid, only a single rate is required), the Calculation Agent will obtain from each of four reference banks in London, England selected by the Calculation Agent ("Reference Banks") such bank's offered quotation (expressed as a percentage per annum) as of approximately 11:00 a.m., London, England time, on such date for deposits in U.S. dollars to prime banks in the London, England interbank market for the Index Maturity. If two or more such quotations are provided as requested, then 3-Month LIBOR for such date shall be the arithmetic average of such quotations. If, in turn, fewer than two such quotations are provided as requested, then 3-Month LIBOR for such date will be obtained from the preceding Market Day for which the Reuters Screen LIBO Page displayed a rate for the Index Maturity.

                 (iii) If on any Determination Date, the Calculation Agent is required but unable to determine 3-Month LIBOR in the manner provided in paragraphs (a) and (b) above, 3-Month LIBOR for such Interest Period shall be 3-Month LIBOR as determined on the previous Determination Date.





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


                 The term "Market Day" means any Business Day on which commercial banks and foreign exchange markets are open for business (including dealings in foreign exchange and foreign currency deposits) in New York, New York and London, England.

                 The term "Interest Period" means each period beginning on, and including, May __, 1997, and ending on, but excluding, the first Interest Payment Date, and each successive period beginning on, and including, an Interest Payment Date and ending on, but excluding, the next succeeding Interest Payment Date.

                 The Interest Rate for any Interest Period will at no time be higher than the maximum rate then permitted by New York law as the same may be modified by United States law.

                 All percentages resulting from any calculations referred to in this First Supplemental Indenture will be rounded, if necessary, to the nearest multiple of 1/100 of 1% and all U.S. dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent or more being rounded upwards).

                 (c) The Calculation Agent shall, as soon as practicable after 11:00 a.m., London, England time, on each Determination Date, determine the Interest Rate and inform the Debt Trustee and the Paying Agent and, if any Debentures are held by the Institutional Trustee, the Institutional Trustee. Unless otherwise provided by the Debt Trustee, the Paying Agent will calculate the amount of interest payable on the Debentures in respect of the following Interest Period. The amount of interest payable for any Interest Period will be computed on the basis of the actual number of days in the applicable Interest Period divided by 360 and rounding the resulting figure to the nearest cent (with one-half cent or more being rounded upwards). The determination of the Interest Rate by the Calculation Agent and the amount of interest payable by Paying Agent will (in the absence of wilful default, bad faith or manifest error) be final, conclusive and binding on all concerned. None of the Debt Trustee, the Paying Agent, the Calculation Agent, the Trust or the Company (or any of their respective officers, directors, agents, beneficiaries, employees or affiliates) shall have any liability to any person for (i) the selection of any Reference Bank or (ii) any inability to retain major banks in the London, England interbank market, in the case of the Calculation Agent, which is caused by circumstances beyond its reasonable control.

                 (d) All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions relating to the payment and calculation of interest on the Debentures, whether by the Reference Banks (or any of them) or the Calculation Agent, Debt Trustee or Paying Agent, will (in the absence of wilful default, bad faith or manifest error) be binding on the Trust, the Company, the Debt Trustee and all of the holders of the Debentures, and no liability will (in the





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

absence of wilful default, bad faith or manifest error) attach to the Calculation Agent, Debt Trustee or Paying Agent in connection with the exercise or non-exercise by any of them of their powers, duties and discretion.

                 (e) In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which interest is actually payable, an "Interest Payment Date").

                 (f) If a Tax Event has occurred and is continuing while the Institutional Trustee is the Holder of any Debentures, and the Trust or the Institutional Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any case, the Company will pay such additional sums ("Additional Sums") on the Debentures held by the Institutional Trustee, as shall be required so that the net amounts received and retained by the Trust and the Institutional Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Institutional Trustee would have received had the Trust and the Institutional Trustee not been subject to such taxes, duties, assessments or other government charges as a result of such Tax Event. Additional Sums shall be treated as interest for all purposes under the Indenture.


                                 ARTICLE III
                         REDEMPTION OF THE DEBENTURES

SECTION 3.1      Tax Event or Capital Treatment Event Redemption.

                 If a Tax Event or a Capital Treatment Event has occurred and is continuing then, notwithstanding Section 3.2(a) but subject to Section 3.2(c), the Company shall have the right upon not less than 30 days nor more than 60 days notice to the Holders to redeem the Debentures, in whole, but not in part, for cash within 90 days following the occurrence of such Tax Event or Capital Treatment Event (or, if the approval of the Federal Reserve Board is then required for such redemption, on such later date as promptly practicable after such approval is obtained) (the "90 Day Period"), at the Redemption Price.





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


SECTION 3.2      Optional Redemption by Company.

                 (a) Subject to the provisions of Section 3.2(b), except as otherwise may be specified in this First Supplemental Indenture or the Indenture, the Company shall have the right to redeem the Debentures, in whole or in part, from time to time, on or after __________, _____, at the Redemption Price. If the Debentures are only partially redeemed pursuant to this Section 3.2, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Security Registrar; provided, that if at the time of redemption the Debentures are registered as a Global Debenture, the Depositary shall determine, in accordance with its procedures, the principal amount of such Debentures beneficially held by each Holder of Debentures to be redeemed.

                 (b) If a partial redemption of the Debentures would result in the delisting of the Preferred Securities issued by the Trust from any national securities exchange or interdealer quotation system or other organization on which the Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and may only redeem the Debentures in whole.

                 (c) Any redemption of Debentures pursuant to Section 3.1 or Section 3.2 shall be subject to the Company obtaining the prior approval of the Federal Reserve, if such approval is then required under applicable law, rules, guidelines or policies of the Federal Reserve.

SECTION 3.3      No Sinking Fund.

                 The Debentures are not entitled to the benefit of any sinking fund.


                                 ARTICLE IV
                    EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.1      Extension of Interest Payment Period.

                 So long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time and from time to time during the term of the Debentures, to defer payments of interest by extending the interest payment period of such Debentures for a period not exceeding 20 consecutive quarterly periods (the "Extension Period"), during which Extension Period no interest shall be due and payable; provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Maturity Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest thereon at the interest rate then in effect compounded quarterly for each quarterly period of the Extension Period ("Compounded Interest"). At the end of the Extension Period, the Company shall pay all interest accrued and unpaid on the Debentures, including any Additional Sums and Compounded Interest (together, "Deferred Interest") that shall be payable to the Holders in whose names the Debentures are registered in the Security Register on the record date relating to the Interest Payment Date on which the Extension Period ends. Before the termination of any Extension Period, the Company may further defer payments of interest by further extending such period, provided that such period, together with all such previous and further extensions within such Extension Period, shall not exceed 20 consecutive quarterly periods or extend beyond the Maturity Date of the Debentures. Upon the termination of any Extension Period and the payment of all Deferred Interest then due, the Company may commence a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. Compounded Interest shall be treated as interest for all purposes under the Indenture.

SECTION 4.2      Notice of Extension.

                 (a) If the Institutional Trustee is the only registered Holder at the time the Company selects an Extension Period, the Company shall give written notice to the Regular Trustees, the Institutional Trustee and the Debt Trustee of its selection of such Extension Period five Business Days before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities issued by the Trust are payable, or (ii) the date the Trust is required to give notice of the record date, or the date such Distributions are payable, to any national securities exchange or interdealer quotation system or to holders of the Preferred Securities issued by the Trust, but in any event at least five Business Days before such record date.

                 (b) If the Institutional Trustee is not the only Holder at the time the Company selects an Extension Period, the Company shall give the Holders and the Debt Trustee written notice of its selection of such Extension Period at least 10 Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to any national securities exchange or interdealer quotation system or to the Holders.

                 (c) The quarterly period in which any notice is given pursuant to paragraphs (a) or (b) of this Section 4.2 shall be counted as one of the 20 quarterly periods permitted in the maximum Extension Period permitted under Section 4.1.

                                  ARTICLE V
                                  EXPENSES

SECTION 5.1      Payment of Expenses.

                 In connection with the offering, sale and issuance of the Debentures to the Trust and in connection with the sale of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Debentures, shall:

                 (a) pay all costs and expenses relating to the offering, sale and issuance of the Debentures and the compensation of the Debt Trustee in accordance with the provisions of Section 6.06;

                 (b) pay all costs and expenses relating to the organization and operation of the Trust.

SECTION 5.2      Payment Upon Resignation or Removal.

                 Upon termination of this First Supplemental Indenture or the Indenture or the removal or resignation of the Debt Trustee, unless otherwise stated, the Company shall pay to the Debt Trustee all amounts accrued under
Section 6.06 of the Indenture to the date of such termination, removal or resignation. Upon termination of the Declaration or the removal or resignation of the Delaware Trustee or the Institutional Trustee, as the case may be, pursuant to Sections 10.4 and 10.6 of the Declaration, the Company shall pay to the Delaware Trustee or the Institutional Trustee, as the case may be, all amounts accrued under said Sections to the date of such termination, removal or resignation.


                                 ARTICLE VI
                              FORM OF DEBENTURE

SECTION 6.1      Form of Debenture.

                 The Debentures and the Debt Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the forms set forth in Exhibit A hereto.

                                 ARTICLE VII
                        ORIGINAL ISSUE OF DEBENTURES

SECTION 7.1      Original Issue of Debentures.

                 Debentures in the aggregate principal amount of $__________ may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Debt Trustee for authentication as provided in Sections 2.03 and 2.05 of the Indenture.


                                ARTICLE VIII
                                  COVENANTS

SECTION 8.1      Limitation on Dividends.

                 The Company will not, and will not permit any subsidiary to,
(i) declare or pay any dividends or distributions on, or prepay, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal of, premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Company (including Other Debt Securities) that rank pari passu with, or junior in right of payment to, the Debentures or (iii) make any guarantee payment with respect to any guarantee by the Company of the debt securities of any Subsidiary of the Company (including Other Guarantees) if such guarantee ranks pari passu with, or junior in right of payment to, the Debentures (other than (a) dividends, distributions, redemptions, purchases or acquisitions made by the Company by way of issuance of its capital stock (or options, warrants or other rights to subscribe therefor), (b) any declaration of a dividend in connection with the implementation of a shareholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Preferred Securities Guarantee or Common Securities Guarantee, (d) the purchase of fractional interests in shares resulting from a reclassification of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (f) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers or employees and (g) obligations under any dividend reinvestment plan or stock purchase plan of the Company), if at such time (1) there shall have occurred any event of which the Company has actual knowledge that (a) with the giving of notice, or the lapse of time, or both, would constitute an Event of Default hereunder and (b) in respect of which the Company shall not have taken reasonable steps to cure, (2) if such Debentures are held by the Institutional Trustee, the Company shall be in default with respect to its payment obligations under the Preferred Securities Guarantee or Common Securities Guarantee or (3) the Company shall have given notice of its selection of an Extension Period and shall not have rescinded such notice or such Extension Period and such Extension Period shall be continuing.

SECTION 8.2      Covenants as to the Trust.

                 In the event Debentures are issued to the Trust or a trustee of such trust in connection with the issuance of Trust Securities by the Trust, for so long as such Trust Securities remain outstanding, the Company (i) will maintain 100% direct or indirect ownership of the Common Securities of the Trust; provided, however, that any successor of the Company, permitted pursuant to Article X of the Indenture, may succeed to the Company's ownership of such Common Securities, (ii) will use commercially reasonable efforts to cause the Trust (a) to remain a grantor trust, except in connection with a distribution of Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (b) to otherwise continue to be classified as a grantor trust and not an association taxable as a corporation for United States federal income tax purposes and (iii) will not cause, as sponsor of the Trust, or permit, as holder of the Common Securities, the dissolution, winding-up or termination of the Trust, except in connection with a distribution of the Debentures as provided in the Declaration and in connection with certain mergers, consolidations or amalgamations.


                                 ARTICLE IX
                                MISCELLANEOUS

SECTION 9.1      Ratification of Indenture.

                 The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 9.2      Acknowledgement of Rights.

                 The Company acknowledges that, with respect to any Debentures held by the Trust or a trustee thereof, if the Institutional Trustee of such Trust fails to enforce its rights under this First Supplemental Indenture or the Indenture as the Holder of the Debentures held as the assets of SunTrust Capital I, any holder of Preferred Securities may institute legal proceedings directly against the Company to enforce such Institutional Trustee's rights under this First Supplemental Indenture or the

Indenture without first instituting any legal proceedings against such Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay principal of, premium, if any, or interest on the Debentures when due, the Company acknowledges that a holder of Preferred Securities may institute a Direct Action for enforcement of payment to such holder of the principal of, premium, if any, or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Debentures.

SECTION 9.3 Direction of Proceedings and Waiver of Defaults by Majority of Holders.

                 The Holders of a majority in aggregate principal amount of the Debt Securities at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Debt Trustee, or exercising any trust or power conferred on the Debt Trustee; provided, however, that (subject to the provisions of Section 6.01 of the Indenture) the Debt Trustee shall have the right to decline to follow any such direction if the Debt Trustee shall determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction or if the Debt Trustee being advised by counsel determines that the action or proceeding so directed may not lawfully be taken or if the Debt Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or Responsible Officers shall determine that the action or proceedings so directed would involve the Debt Trustee in personal liability. Prior to any declaration accelerating the maturity of the Debt Securities, the Holders of a majority in aggregate principal amount of the Debt Securities at the time outstanding may on behalf of the Holders of all of the Debt Securities waive any past default or Event of Default and its consequences except a default (a) in the payment of principal of, premium, if any, or interest on any of the Debt Securities (unless such default has been cured and a sum sufficient to pay all matured installments of principal, premium, if any, and interest due otherwise than by acceleration has been deposited with the Debt Trustee) or (b) in respect of covenants or provisions hereof which cannot be modified or amended without the consent of the Holder of each Debenture affected; provided, however, that if the Debt Securities are held by the Institutional Trustee, such waiver or modification to such waiver shall not be effective until the holders of a majority in aggregate liquidation amount of Trust Securities shall have consented to such waiver or modification to such waiver; provided further, that if the consent of the Holder of each outstanding Debenture is required, such waiver shall not be effective until each holder of the Trust Securities shall have consented to such waiver. Upon any such waiver, the default covered thereby shall be deemed to be cured for all purposes of this First Supplemental Indenture and the Indenture and the Company, the Debt Trustee and the Holders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by Section 5.08 of the Indenture, said default or Event of Default shall for all purposes of the Debt Securities and the Indenture be deemed to have been cured and to be not continuing.

SECTION 9.4      Debt Trustee Not Responsible for Recitals.

                 The recitals herein contained are made by the Company and not by the Debt Trustee, and the Debt Trustee assumes no responsibility for the correctness thereof. The Debt Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

SECTION 9.5      Governing Law.

                 This First Supplemental Indenture and each Debenture shall be construed in accordance with and governed by the laws of the State of New York.

SECTION 9.6      Separability.

                 In case any one or more of the provisions contained in this First Supplemental Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Debentures, but this First Supplemental Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 9.7      Counterparts.

                 This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                 IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested, as of the day and year first above written.

                                        SUNTRUST BANKS, INC.


                                        By
                                          --------------------------------------
                                          Name:
                                          Title:



Attest:


By:
   -----------------
   Name:
   Title:
                                        THE FIRST NATIONAL BANK OF CHICAGO,
                                        as Debt Trustee


                                        By
                                          --------------------------------------
                                          Name:
                                          Title:

Attest:

By:
   -----------------
   Name:
   Title:

                                                                       EXHIBIT A

                         (FORM OF FACE OF DEBENTURE)

                 [IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT - This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

                 Unless this Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

No.                                                          CUSIP No.
   ----------                                                         ----------
                            SUNTRUST BANKS, INC.

                      FLOATING RATE JUNIOR SUBORDINATED
                   DEFERRABLE INTEREST DEBENTURE, SERIES A
                               DUE
                                   ----------

                 SUNTRUST BANKS, INC., a Georgia corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to SunTrust Capital I, or registered assigns, the principal sum of $ __________ on __________ and to pay interest on said principal sum from __________, 1997, or from the most recent interest payment date to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on the first day of __________, __________, __________ and __________ of each year commencing __________ 1, 1997, at the Interest Rate (as defined in the Indenture (as defined below)) until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, at the Interest Rate and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Interest Rate compounded quarterly. The amount of interest payable on any Interest Payment Date (as defined below) shall be calculated as provided in the Indenture. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which interest is actually payable, an "Interest Payment Date"). The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Debt Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be, except if the Debentures are held by the Institutional Trustee, the close of business on the __________ 15, __________ 15, __________ 15 and __________ 15 prior to the applicable Interest
Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Debenture (or one or more Predecessor Debt Securities) is registered at the close of business on a special record date to be fixed by the Debt Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or interdealer quotation system on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of, premium, if any, and interest (including Compounded Interest and Additional Sums, if any) on this Debenture shall be payable at the office or agency of the Debt Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made, at the option of the Company, by check mailed to the registered Holder at such address as shall appear in the Security Register or by wire transfer to an account designated by a Holder in writing not less than ten days prior to the date of payment. Notwithstanding the foregoing, so long as the Holder of this Debenture is the Institutional Trustee, the payment of the principal of, premium, if any, and interest on this Debenture will be made at such place and to such account as may be designated by the Institutional Trustee.

                 The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Debt Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Debt Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder or creditor upon said provisions.

                 This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, or be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Debt Trustee.

                 THIS DEBENTURE IS NOT A SAVINGS OR DEPOSIT ACCOUNT OR OTHER OBLIGATION OF A BANK AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                 The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

                IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

                                        SUNTRUST BANKS, INC.



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


Attest:



By:
   ----------------------------------------
   Name:
   Title:



                        CERTIFICATE OF AUTHENTICATION

                 This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.


The First National Bank of Chicago,
as Debt Trustee



By:
   ----------------------------------------
   Authorized Officer



Dated:
      -------------------------------------

                       (FORM OF REVERSE OF DEBENTURE)

                 This Debt Security is one of a duly authorized series of debt securities of the Company (herein sometimes referred to as the "Debentures"), all issued or to be issued in one or more series under and pursuant to an Indenture, dated as of __________, 1997, duly executed and delivered between the Company and The First National Bank of Chicago, as Debt Trustee (the "Debt Trustee"), as supplemented by the First Supplemental Indenture, dated as of __________, 1997, between the Company and the Trustee (the Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Debt Trustee, the Company and the Holders of the Debentures. By the terms of the Indenture, Debt Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This Debenture is one of the series designated on the face hereof and is limited in aggregate principal amount as specified in said First Supplemental Indenture

                 Upon the occurrence and continuation of a Tax Event or Capital Treatment Event, the Company shall have the right, subject to certain conditions set forth in the Indenture, to redeem this Debenture in whole, but not in part, at the Redemption Price within 90 days following the occurrence of such Tax Event or Capital Treatment Event (or, if the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") is then required, on such later date as promptly as practicable after such approval is obtained). In addition, the Company shall have the right to redeem this Debenture, in whole or in part, at any time on or after __________ 1, 2007, at the Redemption Price (any of the foregoing redemptions an "Optional Redemption"). The "Redemption Price" means an amount in cash equal to 100% of the principal amount together with any accrued and unpaid interest thereon, including Additional Sums and Compounded Interest, if any, to the date of such redemption. Any redemption pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days notice. If the Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Security Registrar; provided that if, at the time of redemption, the Debentures are registered as a Global Debenture, the Depositary shall determine the principal amount of such Debentures beneficially held by each Debentureholder to be redeemed in accordance with its procedures.

                 In the event of redemption of this Debenture in part only, a new Debenture or Debentures for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

                 Notwithstanding the foregoing, any redemption of Debentures by the Company shall be subject to the prior approval of the Federal Reserve, if such approval is then required under applicable law, rules, guidelines or policies of the Federal Reserve.

                 In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

                 The Indenture contains provisions permitting the Company and the Debt Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of all series affected (acting as one class), to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debt Securities; provided, however, that no such supplemental indenture shall without the consent of the Holders of the outstanding Debentures affected thereby (i) change the Maturity Date, or reduce the rate or extend the time of payment of interest (except as contemplated by Section 2.5 of the First Supplemental Indenture) on any Debenture, or reduce the principal amount thereof, or reduce any amount payable on prepayment thereof, or make the principal thereof or any interest or premium thereon payable in any coin or currency in which any Debenture (or premium, if any, thereon) or the interest thereon is payable or impair or affect the right of any Holder to institute suit for payment thereof; or (ii) reduce the percentage in principal amount of the outstanding Debentures, the Holders of which are required to consent to any such amendment to the First Supplemental Indenture; provided, however, that if the Debentures are held by the Trust, such amendment shall not be effective until the holders of a majority in liquidation amount of Trust Securities shall have consented to such amendment; provided, further, that if the consent of the Holder of each outstanding Debenture is required, such amendment shall not be effective until each holder of the Trust Securities shall have consented to such amendment.
The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series affected thereby, on behalf of all of the Holders of the Debt Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any of the Debt Securities of such series. Any such consent or waiver by the registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debenture issued in exchange therefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

                 No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

                 So long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time and from time to time during the term of the Debentures, to defer payments of interest by extending the interest payment period of such Debentures for up to 20 consecutive quarterly periods (an "Extension Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the Interest Rate to the extent that payment of such interest is enforceable under applicable law); provided that no Extension Period may end on a day other than an Interest Payment Date or last beyond the Maturity Date of the Debentures. Before the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such Extension Period together with all such further extensions thereof shall not exceed 20 consecutive quarterly periods or extend beyond the Maturity Date of the Debentures. Upon the termination of any such Extension Period and the payment of all accrued and unpaid interest and any additional amounts then due, the Company may commence a new Extension Period, subject to the foregoing requirements.

                 The Company will not (i) declare or pay any dividends or distributions on, or prepay, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal of, premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Company (including Other Debt Securities) that rank pari passu with, or junior in right of payment to, the Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary of the Company (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Debentures (other than (a) dividends, distributions, redemptions, purchases or acquisitions made by the Company by way of issuance of its capital stock (or options, warrants or other rights to subscribe





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

therefor), (b) any declaration of a dividend in connection with the implementation of a shareholder's rights plan, or the issuance of stock under any such plan in the future, or the prepayment or repurchase of any such rights pursuant thereto, (c) payments under the Preferred Securities Guarantee, (d) the purchase of fractional interests in shares resulting from a reclassification of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (f) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers or employees and (g) obligations under any dividend reinvestment plan or stock purchase plan of the Company), if at such time (1) there shall have occurred any event of which the Company has actual knowledge that (a) with the giving of notice, or the lapse of time, or both would constitute an Event of Default and (b) in respect of which the Company shall not have taken reasonable steps to cure, (2) if such Debentures are held by the Institutional Trustee, the Company shall be in default with respect to its payment obligations under the Preferred Securities Guarantee or Common Securities Guarantee or (3) the Company shall have given notice of its selection of an Extension Period and shall not have rescinded such notice or such Extension Period and such Extension Period shall be continuing.

                 Subject to the prior approval of the Federal Reserve if such approval is then required under applicable law, rules,3 guidelines or policies of the Federal Reserve, the Company will have the right at any time to liquidate the Trust and cause the Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust.

                 As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Debt Trustee in New York, New York, c/o First Chicago Trust Company of New York, 14 Wall Street, 8th Floor - Window 2, New York, New York 10005 accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Security Registrar duly executed by the registered Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.





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


                 Prior to due presentment for registration of transfer of this Debenture, the Company, the Debt Trustee, any paying agent and the Security Registrar may deem and treat the registered holder hereof as the owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and (subject to Section 2.5 of the First Supplemental Indenture) interest due hereon and for all other purposes, and neither the Company nor the Debt Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

                 No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

                 The Debentures are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

                 All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                 THE INDENTURE AND THE DEBENTURES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.





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